UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2007

PHARMERICA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33380	87-0792558
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 Campus Place

Louisville, Kentucky 40299

(Address of principal executive offices) (Zip Code)

(502) 263-7216

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the consummation of the transaction (the “Transaction”) described in Item 2.01 below, on July 31, 2007 (the “Closing Date”), PharMerica Corporation (the “Corporation”) entered into the various agreements described below.

Prime Vendor Agreement

The Corporation entered into a Prime Vendor Agreement (the “Prime Vendor Agreement”), with AmerisourceBergen Drug Corporation, a wholly-owned subsidiary of AmerisourceBergen Corporation (“AmerisourceBergen”), our former 50% shareholder. Pursuant to this agreement, we have agreed to purchase at least 95% of our prescription pharmaceutical drugs from AmerisourceBergen Drug Corporation and to participate in its generic formulary purchase program for a period of five years following the Closing Date. We have also agreed to a minimum purchase volume equal to $1 billion in the first year following the Closing Date. If we fail to reach this minimum purchase volume, in addition to remedies available at law, AmerisourceBergen Drug Corporation may adjust the price of goods we purchase from them to reflect the lower than expected purchase volume. In addition, AmerisourceBergen Drug Corporation will support the distribution of pharmaceuticals that we purchase directly from manufacturers and provide inventory management support and packaging services. Unless either party provides certain notice of termination, the agreement will continue on a month-to-month basis upon expiration of the initial five year term. The agreement may be terminated by either party for cause during the initial five year term, and by either party with or without cause thereafter upon 90 days notice. We believe that the Prime Vendor Agreement is an arm’s-length agreement, the terms of which are no less favorable than those that could be obtained from an unaffiliated third party.

IT Services Agreement

The Corporation entered into an IT Services Agreement with Kindred Healthcare Operating, Inc. (“KHO”), wholly-owned subsidiary of Kindred Healthcare, Inc. (“Kindred”), our former 50% shareholder (the “IT Services Agreement”). Pursuant to this agreement, KHO will be our exclusive provider of certain information services and support related to information technology infrastructure and financial systems for a period of five years following the Closing Date. The services provided by Kindred will include business services necessary to operate, manage and support certain financial applications we use, including enabling and/or supporting technology infrastructure and technology procurement services to support certain business functions. Such services will include, among other matters, functions for financial management and systems and payroll. The Corporation will support internally all other operating systems, including functions for order entry, pharmacy dispensing, clinical consulting, billing and collections, electronic medication management, sales and marketing, medical records management, human resources, internal and external customer call center support and general business systems. Except for certain services which will be provided at cost, KHO will provide such services to us at its cost plus 10%, which will be the actual costs and expenses incurred in providing these services, including certain overhead costs and per hour costs of the KHO employees providing the services. Some of such costs as to infrastructure will be allocated between us and KHO. The initial term of the agreement is five years. The agreement shall automatically renew for successive one-year periods after the expiration of the initial five year term, absent 120 days prior notice of termination as provided for in the agreement. The IT Services Agreement may be terminated by either party for cause and, in certain circumstances, by us in the event that KHO undergoes a change of control to one of our competitors. Following termination of the agreement, KHO must provide termination and expiration assistance for up to 180 days.

Transition Services Agreements

The Corporation entered into a Transition Services Agreement (the “Kindred TSA”) with Kindred and the Corporation. Pursuant to this agreement, Kindred will provide us with certain corporate administrative services, such as payroll and employee benefit administration, human resources, risk management, treasury, tax, accounting and financial reporting services, for a period of up to 12 months following the Closing Date. Kindred will provide such services at its cost, which will be the actual costs and expenses incurred by Kindred in providing these services, including overhead costs and per hour costs of the Kindred employees providing the services. The Kindred TSA may be terminated by either party for cause, by us upon 60 days written notice and by the Kindred upon a payment default.

The Corporation entered into a Transition Services Agreement (the “AmerisourceBergen TSA”) with AmerisourceBergen. Pursuant to this agreement, AmerisourceBergen will provide us with certain transition services, such as payroll and employee benefit administration services for a period of up to 12 months following the Closing Date. AmerisourceBergen will provide such services at its cost, which will be the actual costs and expenses incurred by AmerisourceBergen in providing these services, including overhead costs and per hour costs of the AmerisourceBergen employees providing the services. The AmerisourceBergen TSA may be terminated by either party for cause, by us upon 60 days written notice and by the AmerisourceBergen upon a payment default.

Trademark License Agreement

Our wholly-owned subsidiary Kindred Pharmacy Services, Inc. (“KPS”), which prior to the Closing Date was a wholly-owned subsidiary of Kindred, entered into a Trademark License Agreement with Kindred (the “Trademark License Agreement”). Pursuant to such agreement, KPS is granted, until December 31, 2007, a limited license to use certain trademarks owned by Kindred, including the Kindred logo and the "Kindred Pharmacy Services” trademark. Pursuant to the agreement, KPS will pay to Kindred a one-time license fee in the amount of $1,000. We believe that the license agreement will provide us with a sufficient opportunity to change the name of KPS and its subsidiaries and to establish our own trademarks following the closing of the transaction. The Trademark License Agreement may be terminated by either party for cause.

Senior Secured Credit Facility/Security Agreement

For information regarding this agreement, see Item 2.03 below, which is incorporated herein by reference.

McKay Employment Agreement

On the Closing Date, the Corporation entered into an Employment Agreement with Robert McKay (“McKay”), as the Corporation's Senior Vice President of Sales and Marketing. McKay will receive an annual base salary of $250,000, subject to increase but not decrease. In 2008, McKay will receive a one-time cash signing bonus of $75,000, a grant of stock options having a value of $487,500 and a grant of restricted stock having a value of $162,500. He will also be entitled to participate in all short-term and long-term incentive programs established by the Corporation for senior executives and shall participate in the annual incentive plan with a target bonus of 50% of base salary and a maximum bonus of 125% of base salary. In 2008, McKay will receive a bonus of at least 50% of his base salary.

The initial term of the agreement shall end on December 31, 2011, provided that the initial term shall automatically be extended for unlimited one-year periods, without 120 days prior notice of termination by McKay or the Corporation. The agreement may be terminated by McKay with or without good reason or by the Corporation with or without cause. If the Corporation terminates McKay other than for cause or if McKay terminates his employment for good reason, in addition to other requirements, the Corporation shall be required to continue payment of McKay's then current base salary for eighteen months and pay a bonus based on McKay's average salary at the conclusion of the eighteen month period following termination. Upon the occurrence of a change in control, McKay's outstanding options, restricted stock, and other equity incentive awards will immediately become vested, and if following a change of control, McKay is terminated without cause, or McKay terminates his employment for certain reasons, he will additionally be entitled to the compensation and benefits due in the case of a termination without cause.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On the Closing Date, the transactions contemplated by that certain Master Transaction Agreement, originally dated as of October 25, 2006, as amended (the “Master Transaction Agreement”), by and among AmerisourceBergen, a 50% parent of the Corporation prior to the Closing Date, PharMerica Long-Term Care, Inc. (f/k/a PharMerica, Inc.) (“PharMerica LTC”), a wholly-owned subsidiary of the Corporation as of the Closing Date and prior to the Closing Date a wholly-owned subsidiary of AmerisourceBergen, Kindred, a 50% parent of the Corporation prior to the Closing Date, KHO, a wholly-owned subsidiary of Kindred, KPS, a wholly-owned subsidiary of the Corporation as of the Closing Date and prior to the Closing Date a wholly-owned subsidiary of Kindred, the Corporation, Hippo Merger Corporation, a wholly-owned subsidiary of the Corporation, and Rhino Merger Corporation, a wholly-owned subsidiary of the Corporation, were consummated (the “Transaction”).

Prior to the Spin-Offs referred to below, PharMerica LTC, the institutional pharmacy business of AmerisourceBergen, made a cash distribution to AmerisourceBergen (the “AmerisourceBergen Cash Distribution”), and KPS, the institutional pharmacy business of Kindred, made a cash distribution to Kindred (the “Kindred Cash Distribution” and, together with the AmerisourceBergen Cash Distribution, the “Cash Distributions”). The AmerisourceBergen Cash Distribution and the Kindred Cash Distribution were each in the amount of $125 million. The AmerisourceBergen cash distribution reflected the fact that AmerisourceBergen had historically funded the daily operations of PharMerica LTC through a centralized cash management and debt management system. The net amounts contributed to PharMerica LTC, including the assumption of third party debt, exceeded $125 million. The Kindred cash distribution reflected the fact that Kindred had funded through capital contributions several acquisitions made by KPS and the development of new pharmacy locations that remain with KPS as part of the Transaction. In its last two fiscal years, Kindred contributed approximately $120 million to KPS for acquisition and development projects.

To finance the their respective Cash Distribution, each of PharMerica LTC and KPS entered into financing arrangements prior to the Spin-Offs referred to below in an amount sufficient to fund its cash distribution (the “Initial Financings”).

Immediately following the Cash Distributions, AmerisourceBergen and Kindred distributed all of the outstanding shares of common stock of PharMerica LTC and KPS, respectively, to the distribution agent in trust for the benefit of the holders of AmerisourceBergen and Kindred common stock, respectively, on July 20, 2007, the record date for the distributions (the “Spin-Offs”). The distribution agent held these shares in trust for the benefit of the holders of record of AmerisourceBergen common stock and Kindred common stock on the record date pending conversion of such shares into shares of the Corporation's common stock in the Mergers referred to below.

Immediately following the Spin-Offs, Hippo Merger Corporation merged with and into PharMerica LTC, with PharMerica LTC as the surviving corporation (the “Hippo Merger”). Simultaneously, Rhino Merger Corporation merged with and into KPS, with KPS as the surviving corporation (the “Rhino Merger,” and collectively with the Hippo Merger, the “Mergers”). Upon the consummation of the Mergers, PharMerica LTC and KPS became wholly-owned subsidiaries of the Corporation. The shares of PharMerica LTC and KPS common stock were converted in the Mergers into shares of the Corporation's common stock. Each AmerisourceBergen stockholder received approximately 0.083 shares of our common stock in respect of each share of AmerisourceBergen common stock held on the record date and each Kindred stockholder received approximately 0.366 shares of our common stock in respect of each share of Kindred common stock held on the record date. AmerisourceBergen stockholders and Kindred stockholders now each own approximately 50% of the outstanding shares of our common stock. The shares of our common stock held by AmerisourceBergen and Kindred prior to the Transaction were cancelled, and neither retains any ownership of the outstanding shares of our common stock. As described more fully in our Registration Statement on Form S-4/S-1 (Reg. No. 333-142940), originally filed with the Securities and Exchange Commission on May 14, 2007, as amended, (the “Registration Statement”), certain of our directors and officers were formerly directors and/or officers of AmerisourceBergen and Kindred. As a result of the Mergers, the Corporation acquired control of all of the assets and business operations of PharMerica LTC and KPS. For additional information regarding the Transaction, see the Registration Statement.

Immediately following the Mergers on the Closing Date, the Corporation entered into a new Senior Secured Credit Facility (see Item 2.03 below) in order to refinance the Initial Financings and to provide the Corporation with liquidity following the closing.

A copy of the Master Transaction Agreement was filed with the Securities and Exchange Commission (the “Commission”) with Amendment No. 1 to the Registration Statement on May 24, 2007.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On the Closing Date, the Corporation entered into a Credit Agreement among the Corporation, the Lenders named therein, and JPMorgan Chase Bank, N.A. (“JPMorgan”), as Administrative Agent (the “Credit Agreement”). The Credit Agreement consists of a $275 million term loan facility and a $150 million revolving credit facility. The Corporation borrowed $275 million under the term loan portion of the Credit Agreement and an additional $20 million under the revolving credit portion of the Credit Agreement on the Closing Date to refinance the Initial Financings entered into by PharMerica LTC and KPS, to pay fees and expenses incurred in connection with the Transaction and for working capital and other general corporate purposes. The Credit Facility is being provided by a syndicate of lenders arranged by JPMorgan on substantially the terms and conditions agreed to in the Commitment Letter, dated May 31, 2007, among JPMorgan, J.P. Morgan Securities, Inc., the Corporation, KPS and PharMerica LTC, previously filed with the Commission on July 13, 2007 as Exhibit 10.11 to the Registration Statement. Indebtedness under the Credit Agreement matures on the fifth anniversary of the Closing Date, July 31, 2012. There is no scheduled amortization under the term loan facility but the term loan is subject to certain prepayment obligations relating to certain asset sales, certain casualty losses and the incurrence by the Corporation of certain indebtedness.

Borrowings under the Credit Facility will bear interest at a floating rate equal to, at our option, a base rate plus a margin between 0.0% and 0.75% per annum, or an adjusted LIBO rate plus a margin between 0.625% and 1.75% per annum, in each case depending on our leverage ratio. The base rate is the higher of the prime lending rate announced by JPMorgan in New York from time to time and the federal funds rate published by the Federal Reserve Bank of New York plus 0.50%. The Credit Facility also provides for letter of credit fees between 0.625% and 1.75%, and a commitment fee payable on the unused portion of the revolver, which shall accrue at a rate per annum ranging from 0.125% to 0.250%, in each case depending on our leverage ratio.

The obligations of the Corporation under and related to the Credit Agreement are secured by substantially all of its assets. Those obligations are guaranteed by many of the Corporation's wholly-owned subsidiaries and the obligations of the guarantors are secured by substantially all of their assets. The foregoing includes a pledge of all of the equity interests of substantially all of our direct and indirect domestic subsidiaries and a portion of the equity interests of any future foreign subsidiaries.

The Credit Agreement contains financial covenants that require us to maintain (i) a leverage ratio as of the last day of any fiscal quarter of not more than 4.75 to 1 on or prior to June, 30, 2008 and declining to 3.00 to 1 at any time on or after January 1, 2010 and (ii) other than at any time when the leverage ratio is less than 2.0 to 1 or investment grade ratings have been obtained from both S&P and Moody’s, a fixed charge coverage ratio during any period of four consecutive fiscal quarters of not less than 2.00 to 1 at any time on or prior to December 31, 2008 and increasing to 2.50 to 1 on and after January 1, 2010. In addition, the senior secured credit facility restricts our ability to, among other things, incur additional indebtedness, make capital expenditures exceeding certain amounts, make investments, sell assets, pay dividends or repurchase stock. These covenants may have a material adverse impact on our operations. The senior secured credit facility also contains representations and warranties, affirmative covenants and events of default that are customary for facilities of this type.

In connection with the closing of the Transaction, the Corporation also entered into a two-year interest rate swap transaction with JPMorgan with a notional amount of $200 million in which, on a net settlement basis, the Corporation makes quarterly fixed rate payments at the rate of 5.1230% and JPMorgan makes quarterly floating rate payments based on three month LIBOR (USD-LIBOR-BBA). As a result of the interest rate swap transaction, the Corporation has fixed for a two-year period the interest rate subject to market based interest rate risk on $200 million of borrowings under the Credit Facility, subject to normal termination risks associated with swaps and the Corporation's optional termination rights. The Corporation's obligations under the interest rate swap transaction as to both scheduled payments and termination payments, if any, are guaranteed and secured on the same basis as is its obligations under the Credit Agreement. The interest rate swap transaction has been documented based on the 1992 edition of International Swap Dealers Association Master Agreement (Multicurrency, Cross Border), and related schedule and confirmation.

Item 5.01	Changes in Control of Registrant.

As a result of the Transaction, AmerisourceBergen and Kindred, which had each previously owned 50% of our common stock, ceased to own any shares of our common stock. For additional information, see Item 2.01 above, which is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the Closing Date, Paul J. Diaz, R. David Yost and Edward L. Kuntz delivered to the Corporation letters announcing their resignation from the Company's Board of Directors effective as of the date of the Corporation's 2008 annual meeting of stockholders. Messrs Diaz, Yost and Kuntz submitted their resignations in accordance with the Master Transaction Agreement and not because of any disagreement with the Corporation. Mr. Diaz is the Chief Executive Officer of Kindred, Mr. Yost is the Chief Executive Officer of AmerisourceBergen and Mr. Kuntz is Executive Chairman of the Board of Kindred.

Item 8.01	Other Events.

On the July 31, 2007, the Corporation issued a press release regarding the consummation of the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On the Closing Date, the Corporation engaged PricewaterhouseCoopers LLP (“PwC”), as the Corporation's independent registered public accounting firm for the Company's 2007 fiscal year. Prior to the Closing Date, PwC was the independent registered public accounting firm for KPS and the Corporation. PwC's report on the consolidated financial statements of KPS at December 31, 2006 and 2005, and for the three years in the period ended December 31, 2006 was included in the Registration Statement and PwC's report on the Consolidated Balance Sheet of the Corporation at December 31, 2007 was also included in the Registration Statement. The Transaction will be accounted for under the purchase method of accounting as an acquisition by KPS of PharMerica LTC. KPS has been treated as the accounting acquirer based on application of criteria specified in Statement of Financial Accounting Standards No. 141, “Business Combinations.” Ernst & Young LLP (“E&Y”) had been the independent registered public accounting firm for PharMerica LTC prior to the Closing Date and its report on the consolidated financial statements of PharMerica LTC (a carved-out business of PharMerica, Inc., a wholly owned subsidiary of AmerisourceBergen) at September 30, 2006 and 2005, and for the three years in the period ended September 30, 2006 was included in the Registration Statement (the “Prior PharMerica LTC Financial Statements”). During the two most recent fiscal years and subsequent interim period preceding the Closing Date, there were no disagreements with E&Y on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure which, if not resolved to E&Y's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on the Prior PharMerica LTC Financial Statements.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements specified in Rule 3-05(b) of Regulation S-X of (i) PharMerica LTC (a carved-out business of PharMerica, Inc., a wholly owned subsidiary of AmerisourceBergen Corporation) at September 30, 2006 and 2005 and for the three years in the period ended September 30, 2006, including the related report of Ernst & Young LLP, and at March 31, 2007 and for the three and six-month periods ended March 31, 2007 and 2006 and (ii) Kindred Pharmacy Services, Inc. (a wholly owned subsidiary of Kindred Healthcare, Inc.) at December 31, 2006 and 2005 and for the three years in the period ended December 31, 2006, including the related report of PwC, and at March 31, 2007 and for the three-month periods ended March 31, 2007 and 2006, were included in Amendment No. 3 to the Corporation’s Registration Statement on Form S-4/S-1 (Reg. No. 333-142940), filed with the Securities and Exchange Commission on July 13, 2007 and are incorporated by reference herein.

(b) Pro forma financial information.

The pro forma financial information specified in Article 11 of Regulation S-X was included in Amendment No. 3 to the Corporation’s Registration Statement on Form S-4/S-1 (Reg. No. 333-142940), filed with the Securities and Exchange Commission on July 13, 2007 and is incorporated by reference herein.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release of the Company, dated July 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMERICA CORPORATION

Date: July 31, 2007	By:	/s/ Gregory S. Weishar
Gregory S. Weishar
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release of the Company, dated July 31, 2007